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                                                                    EXHIBIT 21.1


                           Subsidiaries of Registrant


                  Subsidiary                                  Jurisdiction
                  ----------                                  ------------

                  LMI Finishing, Inc.                         Missouri
                  Leonard's Metal, Inc.                       Missouri
                  Precise Machine Partners, L.L.P.            Texas
                  Precise Machine Company                     Texas
                  Tempco Engineering, Inc.                    Missouri
                  Versaform Corporation                       California
                  LMIV Holding Ltd.                           British Columbia, Canada